UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15(D) of The Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 30, 2007

WPCS INTERNATIONAL INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	0-26277	98-0204758
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One East Uwchlan Avenue, Suite 301, Exton, PA 19341
(Address of principal executive offices)

Registrant’s telephone number, including area code: (610) 903-0400

Copy of correspondence to:

Marc J. Ross, Esq.
Thomas A. Rose, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Tel: (212) 930-9700 Fax: (212) 930-9725

ITEM 1.01 Entry Into a Material Definitive Agreement; and
ITEM 3.02 Unregistered Sales of Equity Securities

On January 30, 2007, WPCS International Incorporated (the “Company”), sold an aggregate of 1,109,023 shares of the Company’s common stock (“Common Stock”) to 12 investors for aggregate proceeds of $10,092,109. The Common Stock was issued in a private placement transaction pursuant to Section 4(2) under the Securities Act of 1933. Pursuant to the terms of sale, the Company agreed to cause a resale registration statement covering the Common Stock to be filed no later than 30 days after the closing and declared effective no later than 120 days after the closing. If the Company fails to comply with the registration statement filing or effective date requirements, it will be required to pay the investors a fee equal to 2% of the aggregate amount invested by the purchasers per each 30 day period of delay, not to exceed 10%.

The Company paid the placement agents of the offering a cash fee of 7% of the proceeds of the offering.

A copy of the press release that discusses these matters is filed as Exhibit 99.1 to, and incorporated by reference in, this report. The information in this Current Report is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as shall be expressly set forth by specific reference in any such filing.

ITEM 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not Applicable.

(b)	Pro forma financial information.

Not Applicable.

(c)	Exhibits.

10.01	Form of Securities Purchase Agreement, dated as of January 30, 2007

10.02	Form of Registration Rights Agreement, dated as of January 30, 2007

99.1	Press Release, dated January 31, 2007, issued by WPCS International Incorporated

SIGNATURE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WPCS INTERANTIONAL INCORPORATED

Date: February 1, 2007	By:	/s/ ANDREW HIDALGO
Andrew Hidalgo
President

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